Exhibit 5.2

Football Manager SPAC Inc.

C/O Highvern Cayman Limited

Elgin Court, Elgin Avenue

PO Box 448, Grand Cayman

KY1-1106, Cayman Islands

9 September 2026

Dear Sirs

FOOTBALL MANAGER SPAC INC. (THE “COMPANY”)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (including its exhibits, the “Registration Statement”) related to the offering and sale of:

(a)

up to 10,000,000 units (the “Units”), each Unit consisting of one class A ordinary share of the Company with a par value of US$0.0001 each (the “Class A Ordinary Shares”) and one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share (the “Warrants”);

(b)	up to 1,500,000 Units (the “Over-Allotment Units”) which D. Boral Capital LLC as the underwriter, will have a right to purchase from the Company to cover over-allotments, if any;

(c)	all Class A Ordinary Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

(d)	all Class A Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Over-Allotment Units.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman, KY1 – 1104, Cayman Islands. T +1 345 949 0488	Bedell Cristin Cayman Partnership A list of Partners is available for inspection at the principal office

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1.	Documents Examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2.	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3.	Opinions

Corporate status

(a)

The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the “Registrar”).

Corporate power

(b)

The Company has under its A&R M&A all requisite power to issue the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), to execute and deliver the Documents and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:
i.	the issuance of the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents); and

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ii.	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Shares

(d)

The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company upon:

i.

payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents) and in accordance with the A&R M&A; and

ii.	the entry of those Class A Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4.	Matters not covered by this opinion

We offer no opinion:

(a)

as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)

except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents

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and any other agreements into which the Company may have entered or any other documents; or

(c)

as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles of Association or the A&R M&A) entered into by or binding on the Company.

5.	Governing law of this opinion
(a)	This opinion is:

i.governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

ii.limited to the matters expressly stated in it; and

iii.	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
(b)	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.
6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Bedell Cristin Cayman Partnership

BEDELL CRISTIN CAYMAN PARTNERSHIP
18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay,
PO Box 1990, Grand Cayman, KY1 – 1104, Cayman Islands.
T +1 345 949 0488

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Schedule 1

Documents and Searches

1.	The Certificate of Incorporation dated 20 April 2026, issued by the Registrar.
2.	The memorandum of association of the Company filed with the Registrar on 20 April 2026 (the “Memorandum”).
3.	The articles of association of the Company filed with the Registrar on 20 April 2026 (the “Articles of Association”).
4.	The amended and restated memorandum and articles of association of the Company filed with the Registrar on 14 May 2026, as further amended by special resolution dated 8 September 2026 (the “A&R M&A”).
5.	A Certificate of Good Standing dated 9 September 2026 issued by the Registrar in respect of the Company (the “Good Standing Certificate”).
6.

A certificate dated on the date hereof as to certain matters of fact signed by the sole director of the Company in the form annexed hereto (the “Opinion Certificate”), having attached to it a copy of the written resolutions of the sole director of the Company passed 7 July 2026 and 7 September 2026 and (the “Resolutions”).

7.	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 9 September 2026 (the “Register of Writs”).
8.	The Registration Statement.
9.	A draft of the form of the unit certificate representing the Units and the Over-Allotment Units (the “Unit Certificates”).
10.	A draft specimen certificate for Class A Ordinary Shares (the “Share Certificates”).
11.

A draft of the form of the warrant agreement and the warrant certificate constituting the Warrants (the “Warrant Documents” and, together with the “Unit Certificates” and the “Share Certificates”, the “Documents”).

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Schedule 2

Assumptions

The opinions rely on the following assumptions, which we have not independently verified:

1.	All original documents examined by us are authentic and complete.
2.	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.
3.	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.
4.	Each of the Good Standing Certificate and the Opinion Certificate is accurate and complete as at the date of this opinion.
5.

Where any Document has been provided to us in draft or undated form, that Document has been, or will be, executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

6.	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.
7.	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it (other than the Company) in accordance with all applicable laws.
8.

In authorising the execution and delivery of the Documents by the Company and the exercise of its rights and performance of its obligations under the Documents, the Directors (or the sole director at the time) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him.

9.	Each Document that has not been executed as of the date of this opinion will be duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.
10.

None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

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(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and
(b)

neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

11.	The Class A Ordinary Shares to be issued after the date of this opinion shall be issued at an issue price in excess of the par value thereof.
12.

The A&R M&A has been adopted by the Company in accordance with the Articles of Association prior to the date that any Units, Class A Ordinary Shares, Warrants, or Over-Allotment Units are issued by the Company.

13.

The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such Register.

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Schedule 3

Qualifications

The opinions given herein are subject to the following qualifications:

1.

Under the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2.

In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

3.

We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

4.

In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder of the Company, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5.	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:
(a)	any current or pending litigation in the Cayman Islands against the Company; or

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(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets, as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

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Appendix – Form Director’s Certificate

DIRECTOR’S CERTIFICATE

Football Manager SPAC Inc.

C/O Highvern Cayman Limited

Elgin Court, Elgin Avenue

PO Box 448, Grand Cayman

KY1-1106, Cayman Islands

FOOTBALL MANAGER SPAC INC. (THE “COMPANY”)

You have been requested to provide a legal opinion in connection with the Company (“Opinion”). I, being a director of the Company, acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I, hereby certify that as at the date hereof:

1.	you have been provided by us with true and complete copies of:
(a)	the Registration Statement and the Documents;
(b)	the certificate of incorporation of the Company;
(c)	the Memorandum and Articles of Association; and
(d)

written resolutions of all of the directors of the Company (the “Directors”) appointed to the board at the relevant time, passed on 7 July 2026 and 7 September 2026 (the “Board Resolutions”) copies of which are annexed hereto;

2.	the Memorandum and Articles of Association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

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3.	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the “Shareholders”) to wind up the Company;

4.

the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, restructuring officer or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5.	the powers and authority of the Directors as set out in the Memorandum and Articles of Association have not been varied or restricted by resolution or direction of the Shareholders;

6.

there are no agreements, documents or arrangements (other than the documents expressly referred to in the Opinion as having been examined by you) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

7.	there have been no sealing regulations made by the Directors, any board committee or the Shareholders pursuant to the Memorandum and Articles of Association;

8.	the Company is, and after the allotment (where applicable) and issuance of any Class A Ordinary Shares will be, able to pay its debts as they fall due;

9.

the Company will issue the Class A Ordinary Shares in furtherance of its objects as set out in the Memorandum and Articles of Association and such issuance will be of commercial benefit to the Company;

10.

the Company will have sufficient authorised share capital to effect the issue of any of the Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any securities;

11.	upon the issue of any Class A Ordinary Shares, the Company will receive consideration for the full issue price thereof which will be equal to at least the par value thereof;

12.	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

13.	the Board Resolutions have been duly signed by the Directors (or sole director at the time) and were passed in accordance with the Memorandum and Articles of Association (in force at the time);

14.

the Company has taken all requisite corporate action to authorise the issuance of the Class A Ordinary Shares to be offered and issued by the Company pursuant thereto as contemplated by the Registration

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Statement and the exercise of the Company’s rights and performance of its obligations pursuant to the Documents, and the related corporate authorisations are in full force and effect;

15.

each Director and his alternate (if any) have disclosed to the Company all of their respective direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

16.

the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors (or sole director at the time) relating to the matters referred to therein;

17.

all copies of the Registration Statement and the Documents are true and correct copies and they conform in every material respect to the latest drafts of the same produced to us and, where the Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

18.

the Directors (or sole director) consider the transactions contemplated by the Registration Statement, and the Documents to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

19.

prior to, at the time of, and immediately following execution of the documents approved in the Board Resolutions, the Company was able to pay its debts as they fell due and it entered into such documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

20.	the Company has no direct or indirect interest in Cayman Islands real property;

21.

none of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands;

22.

the Directors and other persons authorised to execute the Documents on behalf of the Company, at the date of the Board Resolutions and at the date hereof, were and are Alessandro Lamberti and Pier Luigi De Flammineis (since resigned);

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23.

the Directors and the Shareholders have not imposed any additional restrictions on the transfer of the Class A Ordinary Shares or the rights attaching to the Class A Ordinary Shares other than those set out in the Memorandum and Articles of Association and the Documents;

24.

the Class A Ordinary Shares to be issued pursuant to the Documents and the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members; and

25.	no invitation has been or will made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Class A Ordinary Shares.

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue your Opinion unless I shall have personally notified you to the contrary.

Yours faithfully

Alessandro Lamberti
Director
For and on behalf of
FOOTBALL MANAGER SPAC INC.

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